POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned
                         each constitutes and appoints

                                  JOHN ROWSELL
                                KIRSTEN GANSCHOW
                                  ALICIA DERRAH
                                 MICHAEL CACCESE

and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission, any amendment to the registration statements of Man-Glenwood Lexington, LLC (333-118854) and Man-Glenwood TEI, LLC (333-120945) (the "Funds"), to file any request for exemptive relief from state and federal regulations, to file the prescribed notices in the various states regarding the sale of share of the Funds, to perform on behalf of the Funds any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any such state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could to in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 2nd day of June 2008.

/s/ John B. Rowsell                            /s/ Marvin Damsma
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    John B. Rowsell                                 Marvin Damsma

/s/ Dale M. Hanson
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    Dale M. Hanson